        As filed with the Securities and Exchange Commission on January 22, 2001
                                                Registration No. 333-___________

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ---------------------

                         METROMEDIA FIBER NETWORK, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  11-3168327
      (State or other jurisdiction of                 (IRS Employer
      incorporation or organization)                 Identification No.)

                            ---------------------

                   c/o Metromedia Fiber Network Services, Inc.
                               360 Hamilton Avenue
                             White Plains, NY 10601
                                 (914) 421-6700
           (Address of Principal Executive Offices Including Zip Code)

                        METROMEDIA FIBER NETWORK, INC.
                            1998 INCENTIVE STOCK PLAN
                           (Full title of the plan)

                                Robert J. Sokota
                               360 Hamilton Avenue
                          White Plains, New York 10601
                     (Name and address of agent for service)
                                 (914) 421-6700
          (Telephone number, including area code, of agent for service)

                            ---------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================
    Title of        Amount    Proposed Maximum  Proposed Maximum   Amount of
Securities to be    to be         Offering          Aggregate     Registration
   Registered     Registered   Price Per Unit     Offering Price      Fee
================================================================================
Class A Common
Stock, Par value
$.01 per share    20,000,000(1)  $17.50 (2)       $350,000,000      $87,500
===========================================================================


(1) Consists of 2,500,000 shares of Class A Common Stock to be issued to certain directors, key employees and officers of Metromedia Fiber Network, Inc. or any of its subsidiaries upon the exercise by such persons of options granted to them pursuant to the Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan.

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(2)      Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Offering Price was determined by averaging the high and low prices of the Class A Common Stock, $.01 per share par value ("Class A Common Stock") of Metromedia Fiber Network, Inc. (the "Company") as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc. on January 17, 2000.

                                EXPLANATORY NOTE

         The Section 10(a) prospectuses being delivered by Metromedia Fiber Network, Inc. (the "Company") to participants in the Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan (the "Plan"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") which have been reserved for issuance pursuant to the Plan. The information regarding the Plan required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to amendments to the Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan providing for an increase in the number of shares of Common Stock, $.01 par value, of the Registrant issuable under such Plan. Pursuant to Instruction E of the General Instructions of Form S-8, the contents of the Registrant's prior Registration Statement on Form S-8 relating to the Plan (Registration No. 333-53885) are incorporated by reference herein. Also, pursuant to such Instruction E, the balance if this Registration Statement consists only of required opinions, consents and signatures. There is no additional information required in this Registration Statement that was not included in such prior Registration Statement.

ITEM 8.           EXHIBITS

4.1 -- Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-53885)).

4.2 -- Amended and Restated Bylaws of the Company (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-53885)).

5.1 -- Opinion of Robert J. Sokota, counsel to the Company, regarding the legality of the Class A Common Stock being registered.

23.1  -- Consent of Ernst & Young, LLP.

23.3  -- Consent of Robert J. Sokota (included in Exhibit 5.1).

24    -- Power of Attorney (included on signature page).


----------------

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 22, 2001.

                                    METROMEDIA FIBER NETWORK, INC.


                                    By: /s/ Stephen A. Garofalo
                                        -------------------------------------
                                          Name:   Stephen A. Garofalo
                                           Title: Chief Executive Officer and
                                                  Chairman of the Board

         We, the undersigned officers and directors of Metromedia Fiber Network, Inc., hereby severally constitute Robert J. Sokota, Nicholas M. Tanzi and Stephen A. Garofalo our true and lawful attorneys, and each of them singly, with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Metromedia Fiber Network, Inc. to comply with the applicable provisions of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:




               SIGNATURES                TITLE OR CAPACITIES                          DATE
               ----------                -------------------                          ----

/s/ Stephen A. Garofalo
----------------------------------  Chairman of the Board of                 January 22, 2000
      Stephen A. Garofalo           Directors

/s/ Nicholas M. Tanzi
---------------------------------   President, Chief Executive               January  22, 2001
      Nicholas M. Tanzi             Officer and Director

/s/ Gerard Benedetto
---------------------------------   Senior Vice President, Chief Financial    January 22, 2001
      Gerard Benedetto              Officer and Treasurer (Principal
                                    Financial and Accounting Officer)

/s/ Silvia Kessel
---------------------------------   Executive Vice President and              January 22, 2001
      Silvia Kessel                 Director

/s/ David Rand
---------------------------------   Executive Vice President and              January 22, 2001
      David Rand                    Director

/s/ John W. Kluge
---------------------------------   Director                                  January 22, 2001
      John W. Kluge



               SIGNATURES                TITLE OR CAPACITIES                          DATE
               ----------                -------------------                          ----



---------------------------------   Director                                  January 22, 2001
      David Rockefeller

/s/ Stuart Subtonick
---------------------------------   Director                                  January 22, 2001
      Stuart Subtonick

/s/ Sherman Tuan
---------------------------------   Director                                  January 22, 2001
      Sherman Tuan

/s/ Leonard White
---------------------------------   Director                                  January 22, 2001
      Leonard White



                                      INDEX

EXHIBITS


5.1     --        Opinion of Robert J. Sokota, counsel to the Company, regarding the legality of the Class A Common Stock being registered.

23.1    --        Consent of Ernst & Young, LLP.

23.3    --        Consent of Robert J. Sokota (included in Exhibit 5.1).

24.     --        Power of Attorney (included on signature page).